Exhibit 10.29

DATED	October 13, 2023

(1)            CorpAcq Properties Ltd

(2)            Stamford New Road Limited

tenancy at will

relating to ground floor and Basement, 63 Stamford New Road, Altrincham, Cheshire, WA14 1DS

Reed Smith LLP The Broadgate Tower 20 Primrose Street London EC2A 2RS Phone: +44 (0) 20 3116 3000 Fax: +44 (0) 20 3116 3999 DX1066 City / DX18 London reed smith.com

CONTENTS

clause

1	INTERPRETATION	1

2	TENANCY AT WILL	1

3	RENT	1

4	TENANT'S OBLIGATIONS	2

5	SERVICE OF NOTICES	2

6	contracts (Rights of Third Parties) Act 1999	3

CONTENTS

AGREEMENT dated October 13, 2023

BETWEEN:

(1)	CorpAcq Properties Ltd (company number 08224887) whose registered office is at Corpacq House, 1 Goose Green, Altrincham, Cheshire, England, WA14 1DW (hereinafter called 'the Landlord')

(2)	Stamford New Road Limited (company number 10359608) whose registered office is at 1 Goose Green, Altrincham, Cheshire, England, WA14 1DW (hereinafter called 'the Tenant')

It is agreed that -

1	INTERPRETATION

1.1	In this Agreement unless the context otherwise requires the following expressions shall have the following meanings and cognate expressions are to be construed accordingly -

'Interior' means the internal coverings of the walls of the Premises and the floor and ceiling finishes of the Premises and the doors and door-frames and the windows and window-frames of the Premises;

'Permitted Use' means as a café, restaurant or coffee shop;

'Premises' means the Interior of land and buildings known as ground floor and basement, 63 Stamford New Road, Altrincham, Cheshire, WA14 1DS.

'Rent' means £3,383.33 per month plus value added tax.

‘Service Charge’ means £2,500 per month plus value added tax.

'Tenancy' means the tenancy granted by this Agreement.

1.2	Where the context so admits or requires words importing one gender shall be construed as importing any other gender and the singular includes the plural and vice versa and where any party hereto comprises two or more persons any obligation on the part of that party contained or implied herein shall be deemed to be joint and several obligations on the part of such persons.

1.3	The Index and headings included in this Agreement are for ease of reference and shall not affect its meaning.

1.4	All sums due under this Agreement are exclusive of any Value Added Tax which shall be due in addition

2	TENANCY AT WILL

2.1	The Landlord lets and the Tenant takes the Premises on a tenancy at will which commenced on 20 October 2017.

2.2	Either party can end the Tenancy at any time by giving notice to the other.

3	RENT

3.1	The Tenant shall pay the Rent and Service Charge monthly in advance without deduction counterclaim or set off.

3.2	On termination of the Tenancy any Rent and/or Service Charge paid in respect of any period falling after the date of termination shall be repaid to the Tenant immediately.

3.3	Neither the payment of nor any demand for any Rent or Service Charge nor the fact that the amount of the Rent or Service Charge is calculated by reference to a period shall create or cause the Tenancy to become a periodic tenancy.

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4	TENANT'S OBLIGATIONS

The Tenant agrees with the Landlord -

4.1	To pay the Rent in accordance with clause 3.1.

4.2	To pay and to indemnify the Landlord against all rates taxes assessments duties charges impositions and outgoings of an annual or other periodically recurring nature payable in respect of the Premises during the currency of the Tenancy.

4.3	To keep the Premises in good repair and condition and in a good decorative order.

4.4	To the extent required by the Landlord, the Tenant shall provide catering services to the Landlord to allow the Landlord to use the Premises as an in-house canteen, and it is agreed that the Tenant shall be entitled to charge the Landlord monthly in arrears at the end of each calendar month for all items consumed by the Landlord in that period, provided that:

4.4.1	the Tenant must provide to the Landlord on a daily basis evidence (in a form acceptable to the Landlord) of all orders made by the Landlord on that day for the Landlord’s approval (not to be unreasonably withheld or delayed);

4.4.2	In the week following the end of each calendar month, the Tenant shall provide the Landlord with a payment request (in a form reasonably required by the Landlord) showing the aggregate sum of approved payments due from the Landlord for the relevant calendar month (“Café Payment”); and

4.4.3	Subject to the Tenant complying with the above, the Landlord shall pay each Café Payment to the Tenant within 30 days of the Tenant’s demand.

4.5	Not -

4.5.1	to make any alteration or addition whatsoever to the Premises;

4.5.2	to use the Premises or any part of the Premises otherwise than for the Permitted Use;

4.5.3	to cause any nuisance or annoyance to the Landlord or to any adjoining owners or occupiers;

4.5.4	to assign underlet charge part with the possession of or otherwise dispose of the Premises or any part of the Premises or permit the Premises to be occupied by any person other than the Tenant and the Tenant's employees.

4.6	To allow the Landlord and all persons authorised by the Landlord to enter the Premises at any time for the purpose of ascertaining whether the terms of this Agreement have been complied with.

5	SERVICE OF NOTICES

5.1	Any notice to be given or served under or in connection with this Agreement shall be in writing and shall be -

5.1.1	delivered by hand; or

5.1.2	sent by ordinary first class post, special delivery post or recorded delivery post (in each case, pre-paid)

at the following addresses -

(a)	to the Landlord at Corpacq House, 1 Goose Green, Altrincham, Cheshire, England, WA14 1DW

(b)	to the Tenant at 1 Goose Green, Altrincham, Cheshire, England, WA14 1DW

5.2	A notice is deemed to be given or served -

5.2.1	if delivered by hand, at the time it is left at the address; and

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5.2.2	if sent by pre-paid post (whether ordinary first class, special delivery or recorded delivery), on the second working day after posting;

5.3	In the case of a notice given by hand, where this occurs after 5.00pm on a working day, or on a day which is not a working day, the date of service shall be deemed to be the next working day.

5.4	Any notice under or in connection with this Agreement shall not be validly given or served if sent by e-mail or any other form of electronic communication.

6	contracts (Rights of Third Parties) Act 1999

For the purposes of the Contracts (Rights of Third Parties) Act 1999 nothing in this Agreement shall confer or purport to confer on any third party any benefit or the right to enforce any term of this Agreement.

As witness whereof the hands of the parties hereto or their duly authorised agents the day and year first before written.

Executed by	)	/s/ Nicholas Cattell
for and on behalf of	)
the Landlord	)

Executed by	)	/s/ Graham Young
for and on behalf of	)
the Tenant	)

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